EXHIBIT 99.2
Contact:
Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
(301) 983-0998
FOR IMMEDIATE RELEASE
INDIA GLOBALIZATION CAPITAL, INC.
COMPLETES INITIAL PUBLIC OFFERING
     BETHESDA, Maryland, March 16, 2006 — India Globalization Capital, Inc. (AMEX: IGC.U) (the “Company”) announced today that its initial public offering of 11,304,500 units (including 1,474,500 units subject to the underwriters’ over-allotment option, which was exercised in full) was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds to the Company of $67,827,000. Ferris, Baker Watts, Inc. acted as underwriter for the initial public offering. A copy of the prospectus may be obtained from Ferris, Baker Watts, Inc., 100 Light Street, Baltimore, Maryland 21202.
     Audited financial statements as of March 8, 2006 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.